UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___)

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HUAYUE ELECTRONICS, INC.

(Name of Registrant As Specified In Its Charter)

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HUAYUE ELECTRONICS, INC.

475 Park Avenue South, 30th Floor

New York, New York 10016

Telephone: 646-478-2676

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our board of directors and the holders of a majority of our outstanding voting securities have approved a Certificate of Amendment to our Certificate of Incorporation to:

•	change our corporate name to Tarsier Ltd.;

•	increase the number of authorized shares of our common stock from 60,000,000 shares to 150,000,000 shares; and

•	increase the number of authorized shares of our preferred stock from 1,000,000 shares to 10,000,000 shares.

The proposed changes to our authorized capital stock were approved by our board of directors on June 12, 2015 and the proposed change of our corporate name was approved by our board of directors on July __, 2015. In addition, the holders of a majority of our outstanding common stock approved these actions on June 12, 2015 by written consent in lieu of a meeting in accordance with the applicable sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about August __, 2015.

For the Board of Directors

By:	/s/ Isaac H. Sutton
Isaac H. Sutton
Chief Executive Officer

HUAYUE ELECTRONICS, INC.

475 Park Avenue South, 30th Floor

New York, New York 10016

Telephone: 646-478-2676

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE

MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General

This information statement is being furnished to all the common stockholders of Huayue Electronics, Inc., a Delaware corporation, in connection with the action taken by written consent of the holders of the majority of our outstanding voting securities in lieu of a meeting which authorized the Certificate of Amendment to our Certificate of Incorporation (the “Amendment”). The Amendment will:

•	change our corporate name to Tarsier Ltd. (the “Name Change”);

•	increase the number of authorized shares of our common stock from 60,000,000 shares to 150,000,000 shares (the “Common Stock Increase”); and

•	increased the number of authorized shares of our preferred stock from 1,000,000 shares to 10,000,000 shares (the “Preferred Stock Increase”).

We sometimes refer to the Name Change, Common Stock Increase and the Preferred Stock Increase as the “Corporate Actions.”

On June 12, 2014, our board of directors approved the Common Stock Increase and the Preferred Stock Increase and on July __, 2015, our board of directors approved the Name Change. In addition, on June 12, 2015 the holders of an aggregate of 17,614,186 shares of common stock, or approximately 51% of our outstanding common stock, which is in excess of the required majority of our outstanding common stock necessary for the adoption of the Amendment, executed a written stockholders agreement pursuant to which, among other agreements, such stockholders consented to and approved the Common Stock Increase and the Preferred Stock Increase and approved a change in our corporate name to such name as our board of directors subsequently approved. A copy of the form of Amendment is attached as Appendix A to this information statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This information statement serves as this notice. This information statement is first being mailed on or about August __, 2015 to stockholders of record, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The Amendment

When effective, the Amendment will amend our Certificate of Incorporation to effect:

•	the Name Change;

•	the Common Stock Increase; and

•	the Preferred Stock Increase.

The Name Change

The Amendment will change our corporate name from Huayue Electronics, Inc. to Tarsier Ltd. Our board of directors determined to change our corporate name as part of our overall corporate rebranding.

In June 2015, we sold to our former Chairman of the Board, Chief Executive Officer and President and our majority stockholder our principal operating subsidiary, Changzhou Huayue Electronic Co., Ltd., a company organized under the laws of, and located in, The Peoples Republic of China, as part of our effort to reposition our company as an innovation leader in the energy sector.  Our goals are to improve lives by  combining technology and creativity to help bring energy efficiency into homes and cities around the world and to create products and provide services that help to decrease the negative impact that global energy requirements have on our natural resources.  We believe the word mark “Tarsier,” which stems from the name of a small  primate indigenous to the Islands of Southeast Asia that has superior eyesight, better expresses our goals of seeing innovation and opportunity in the energy sector where others cannot.  The Name Change will not have any immediate material effect on our business, operations, reporting requirements or stock price. Stockholders will not be required to immediately have new stock certificates reflecting the Name Change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent in connection with transfers or exchanges.

The Common Stock Increase

The Amendment will increase the number of authorized shares of our common stock from 60,000,000 shares to 150,000,000 shares. At July 31, 2015, we had 24,325,241 shares of our common stock issued and outstanding. The additional authorized shares of common stock to be available as a result of the Common Stock Increase will have rights identical to our currently outstanding common stock. The Common Stock Increase will not change the par value of our common stock. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

The Preferred Stock Increase

 The Amendment also will increase the number of authorized shares of our preferred stock from 1,000,000 shares to 10,000,000 shares.  At July 31, 2015, no shares of our preferred stock were issued or outstanding.  The additional authorized shares of preferred stock to be available as a result of the Preferred Stock Increase may be issued from time to time in one or more series.  Our board of directors  is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without stockholder approval.  Our board of directors has not yet designated any shares of preferred stock as a series of preferred stock.

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Reasons for the Common Stock Increase and Preferred Stock Increase

The purpose of the proposed increase in authorized share capital is to make available additional shares of our common stock  and preferred stock for issuance for general corporate purposes without the requirement of further action by our stockholders. Our board of directors and majority stockholders believe we will need additional authorized shares of common stock in connection with equity financings, potential acquisitions of other companies or businesses, establishing employee or director equity compensation plans or arrangements or for other general corporate purposes. There is currently no agreement or arrangement with respect to any of the foregoing. Increasing the authorized number of shares of our common stock will provide us with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the stockholders.

In addition, our current Certificate of Incorporation authorizes our company to issue only 1,000,000 shares of preferred stock. Our board of directors  and the holders of a majority of the issued and outstanding shares of our common stock have determined that having additional shares of preferred stock would facilitate corporate financing and other plans of our company, which are intended to foster our growth and flexibility. After the effective date of the Amendment, the additional authorized shares of preferred stock can be issued by our board of directors without further stockholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by our board of directors. That is the reason the preferred stock is typically referred to as “blank check preferred stock.” Our board of directors believes that the complexity of modern business financing and possible future transactions require greater flexibility in our capital structure than currently exists. Our board of directors is permitted to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of preferred stock can be issued publicly or privately, in one or more series that can rank senior to our common stock with respect to dividends and liquidation rights.  There are no present plans, understandings or agreements for, and we are not engaged in any negotiations that will involve, the issuance of shares of our preferred stock.

Overall Impact of the Amendment

Our authorized but unissued common stock or preferred stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. Both the Common Stock Increase and the Preferred Stock Increase will provide us with the ability to issue such additional shares of common stock or preferred stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized shares of common stock and preferred stock as a result of the Common Stock Increase and the Preferred Stock Increase may affect the rights of existing holders of common shares to the extent that future issuances of common or preferred shares reduce each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common or preferred shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues, of which there is no assurance.

The additional shares of common stock and preferred stock that will be available for issuance following the effective date of the Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional common or preferred shares without additional stockholder approval because unissued common stock or preferred stock can be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, stockholders should nevertheless be aware that approval of the Amendment could facilitate our efforts to deter or prevent changes of control in the future. Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock or preferred stock. Our board of directors does not intend to issue any additional common or preferred shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Amendment.

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No Dissenter’s Rights

Under Delaware law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

How the Amendment will be Enacted

The Corporate Actions will be effected by the filing of the Amendment with the Secretary of State of Delaware. The Amendment will specify the effective date of August __, 2015 (the “Effective Date”), which is 20 days after this information statement was first mailed to our stockholders. The Corporate Actions will occur on the Effective Date without any further action on the part of our stockholders.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table contains information regarding record ownership of our common stock as of July 31, 2015 held by:

•	persons who own beneficially more than 5% of the outstanding common stock,

•	our directors,

•	our executive officers, and

•	all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from July 31, 2015, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

In the table below, the percentage of beneficial ownership of our common stock is based on 24,325,241 shares of our common stock outstanding as of July 31, 2015.  Unless otherwise indicated, the address of each of the listed beneficial owners identified is in care of Huayue Electronics, Inc., 475 Park Avenue South, 30th Floor, New York, New York 10016.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors
Isaac Sutton(1)	3,000,000	12.3%
Yile Lisa Pan	-	-
Dr. YunZhong Wu	-	-

All named executive officers and directors as a group	3,000,000	12.3%

5% or More Stockholders
Sutton Global Associates Inc.(1)	3,000,000	12.3%
XinMei Li	2,270,370	9.3%
Huakang Zhou(2)	4,057.930	16.7%

__________

(1)	Represents shares held by Sutton Global Associates Inc. Mr. Sutton is the controlling stockholder of Sutton Global Associates Inc. and has sole voting and investment power over such shares. The address of Sutton Global Associates Inc. is 475 Park Avenue South, 30th Floor, New York, NY 10016.
(2)	Includes 2,000,000 shares owned of record by Moutasia Capital Opportunity Fund, LLC, over which Mr. Zhou exercises voting and dispositional control, 1,000,000 shares owned of record by Mr. Zhou’s spouse, Xiaojin Wang, and 857,930 and 200,000 shares owned by Ying Wang and Lan Wang, respectively, over which Mr. Zhou exercises voting and dispositional control.

WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to our Corporate Secretary at 475 Park Avenue South, 30th Floor, New York, New York 10016.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

HUAYUE ELECTRONICS, INC.

Dated: August __, 2015	By:	/s/ Isaac H. Sutton
Isaac H. Sutton
Chief Executive Officer

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Appendix A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

HUAYUE ELECTRONICS, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of Huayue Electronics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: That Article FIRST of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

The name of the Corporation is Tarsier Ltd.

RESOLVED: That Article FOURTH of the Certificate of Incorporation, as amended, of this Corporation is hereby deleted in its entirety and placed with the following:

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is one hundred sixty million(160,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each with a par value of $0.001 per share, and ten million (10,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The Board of Directors, subject to the limitations prescribed by law and the provisions of this Article FOURTH, may provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by the filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of any such series and the qualifications, limitations or restrictions thereof.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be August __, 2015.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated July __, 2015 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holders of a majority of the outstanding shares of the Corporation’s voting stock on June 12, 2015 in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of August __, 2015.

HUAYUE ELECTRONICS, INC.

By:
Isaac H. Sutton
Chief Executive Officer